                                                                     Exhibit 2.1

                             DISTRIBUTION AGREEMENT

                                    between

                           HOST MARRIOTT CORPORATION

                                      and

                       HOST MARRIOTT SERVICES CORPORATION

                                  dated as of

                               December 22, 1995

                               TABLE OF CONTENTS

                                                                            PAGE
RECITALS....................................................................   1

ARTICLE I.    DEFINITIONS ..................................................   2

     Section 1.01.  General ................................................   2
     Section 1.02.  Terms Defined Elsewhere in Agreement ...................  17

ARTICLE II.   TRANSFER OF ASSETS ...........................................  18

     Section 2.01.  Transfer of Assets to Services .........................  18
     Section 2.02.  Transfers of Assets from Operating Group Subsidiaries to
                    Host Marriott or Real Estate Group Subsidiaries ........  18
     Section 2.03.  Transfers Not Effected Prior to the Distribution .......  18
     Section 2.04.  Cooperation Re:  Assets ................................  19
     Section 2.05.  No Representations or Warranties; Consents .............  20
     Section 2.06.  Conveyancing and Assumption Instruments ................  21
     Section 2.07.  Cash Allocation; Cash Management .......................  21
     Section 2.08.  Agreements with Marriott International .................  24
     Section 2.09.  Settlement of Intercompany Accounts ....................  24

ARTICLE III.  ASSUMPTION AND SATISFACTION OF LIABILITIES ...................  24

     Section 3.01.  Assumption and Satisfaction of Liabilities .............  24
     Section 3.02.  Funding of Unfunded Capex Amount .......................  24
     Section 3.03.  Host Marriott Guarantees ...............................  25

ARTICLE IV.   OBLIGATIONS FOR HOST MARRIOTT WARRANTS .......................  26

     Section 4.01.  Sharing of Warrant Obligations .........................  26
     Section 4.02.  Issuance of Services Common Stock Upon Exercise of
                    Warrants ...............................................  26
     Section 4.03.  Allocation of Exercise Price ...........................  27
     Section 4.04.  Adjustments ............................................  28
     Section 4.05.  Registration of Services Common Stock ..................  29
     Section 4.06.  Amendment to Warrant Agreement .........................  30

ARTICLE V.    OBLIGATIONS FOR MI EMPLOYEE BENEFIT AWARDS ...................  30

     Section 5.01.  Treatment of MI Employee Benefit Awards in the
                    Distribution ...........................................  30
     Section 5.02.  Services Reimbursement Obligation ......................  31
     Section 5.03.  Disposition of Services Common Stock; Registration
                    Rights; Voting Agreement ...............................  32

ARTICLE VI.   THE DISTRIBUTION .............................................  34

     Section 6.01.  Cooperation Prior to the Distribution ..................  34
     Section 6.02.  Host Marriott Board Action; Conditions
                    Precedent to the Distribution ..........................  35
     Section 6.03.  The Distribution .......................................  36

ARTICLE VII.  INDEMNIFICATION ..............................................  36

     Section 7.01.  Indemnification by Host Marriott .......................  36
     Section 7.02.  Indemnification by Services ............................  37

                                                                            PAGE

     Section 7.03.  Insurance Proceeds .....................................  38
     Section 7.04.  Procedure for Indemnification ..........................  38
     Section 7.05.  Remedies Cumulative ....................................  42
     Section 7.06.  Survival of Indemnities ................................  42

ARTICLE VIII. CERTAIN ADDITIONAL MATTERS ...................................  42

     Section 8.01.  Services Board .........................................  42
     Section 8.02.  Resignations; Host Marriott Board ......................  42
     Section 8.03.  Certificate and Bylaws .................................  43
     Section 8.04.  Certain Post-Distribution Transactions .................  43
     Section 8.05.  Services Rights Plan ...................................  44

ARTICLE IX.   ACCESS TO INFORMATION AND SERVICES ...........................  46

     Section 9.01.  Provision of Corporate Records .........................  46
     Section 9.02.  Access to Information ..................................  46
     Section 9.03.  Production of Witnesses ................................  48
     Section 9.04.  Reimbursement ..........................................  48
     Section 9.05.  Retention of Records ...................................  48
     Section 9.06.  Confidentiality ........................................  49
     Section 9.07.  Privileged Matters .....................................  49

ARTICLE X.    INSURANCE ....................................................  52

     Section 10.01. Policies and Rights Included Within the
                    Operating Group Assets .................................  52
     Section 10.02. Post-Distribution Date Claims ..........................  53
     Section 10.03. Administration and Reserves ............................  54
     Section 10.04. Agreement for Waiver of Conflict and Shared
                    Defense ................................................  55

ARTICLE XI.   MISCELLANEOUS ................................................  56

     Section 11.01. Complete Agreement; Construction .......................  56
     Section 11.02. Expenses ...............................................  56
     Section 11.03. Governing Law...........................................  56
     Section 11.04. Notices ................................................  56
     Section 11.05. Amendments..............................................  57
     Section 11.06. Successors and Assigns..................................  57
     Section 11.07. Termination.............................................  57
     Section 11.08. Subsidiaries............................................  57
     Section 11.09. No Third-Party Beneficiaries............................  58
     Section 11.10. Titles and Headings.....................................  58
     Section 11.11. Exhibits and Schedules..................................  58
     Section 11.12. Legal Enforceability....................................  58
     Section 11.13. Arbitration of Disputes.................................  58
     Section 11.14. Prompt Payment..........................................  60

                             DISTRIBUTION AGREEMENT


            This DISTRIBUTION AGREEMENT (this "Agreement") is made as of this 22nd day of December, 1995 between Host Marriott Corporation, a Delaware corporation ("Host Marriott") and Host Marriott Services Corporation, a Delaware corporation and wholly-owned subsidiary of Host Marriott ("Services").

                                    RECITALS
                                    --------

            WHEREAS, Host Marriott, directly and through subsidiaries, (i) acquires, develops and owns lodging properties and Restaurants and engages in activities related thereto (the "Real Estate Group"), and (ii) operates, directly or under management, concessions, cafeterias, gift shops, snack bars, food services and related facilities at airports, tollroads, stadiums, arenas, tourist destinations, shopping malls, hotels and other venues (the "Operating Group").

            WHEREAS, the Board of Directors of Host Marriott has determined that it is in the best interests of Host Marriott and the stockholders of Host Marriott to separate the Real Estate Group and the Operating Group, and, in order to effect such separation, to transfer to Services the stock of certain Host Marriott subsidiaries conducting the business of the Operating Group and certain other assets and liabilities relating principally to the Operating Group, and to transfer to Host Marriott and/or its other subsidiaries certain assets and liabilities not relating principally to the Operating Group (the "Preliminary Transfers"), and thereafter to distribute all of the outstanding shares of common stock, no par value per share, of Services to the holders of Host Marriott Common Stock (the "Distribution");

            WHEREAS, in connection with the Distribution, Services and Host Marriott have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution, and to set forth the agreements that will govern certain matters following the Distribution.

            NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS
                                  -----------

            Section 1.01.  General.  As used in this Agreement, the following
                           -------
  terms shall have the following meanings:

            Action:  Any action, claim, suit, arbitration, inquiry, proceeding
            ------
  or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

            Affiliate:  Means, with respect to any specified Person, any other
            ---------
  Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Affiliates of Host Marriott shall not include Services, the Operating Group Subsidiaries or any other Person which otherwise would be an Affiliate of Host Marriott by reason of Host Marriott's ownership of the capital stock of Services prior to the

  Distribution or the fact that any officer or director of Services or any of the Operating Group Subsidiaries shall also serve as an officer or director of Host Marriott or any of the Real Estate Group Subsidiaries, and (ii) the Affiliates of Services shall not include Host Marriott, or any other Person which otherwise would be an Affiliate of Services by reason of Host Marriott's ownership of the capital stock of Services prior to the Distribution or the fact that any officer or director of Services or any of the Operating Group Subsidiaries shall also serve as an officer or director of Host Marriott or any of the Real Estate Group Subsidiaries.

            Agent:  First Chicago Trust Company of New York, as distribution
            -----
  agent appointed by Host Marriott to distribute the Services Common Stock pursuant to the Distribution.

            Amended MI Distribution Agreement:  The Distribution Agreement dated
            ---------------------------------
  September 15, 1993 by and among Marriott International, Inc., Host Marriott Corporation and Host Marriott Services Corporation, as amended by Amendment No. 1 thereto substantially in the form attached hereto as Exhibit A.

            Assigned MI Agreements:  The following agreements entered into
            ----------------------
  between Host Marriott or any of its Subsidiaries, on the one hand, and Marriott International or any of its Subsidiaries, on the other hand, in connection with the MI Distribution that are to be assigned to Services in connection with the Distribution and are listed on Schedule 1.01(a) attached:
  The Corporate Services Agreement; the Procurement Services Agreement; the Supply Agreement; the Casualty Claims Administration Agreement; the Employee Benefits Administration Agreement; Architectural and Construction Services Agreement; and Consulting Agreement.

            Assignment and License Agreement:  The Assignment and License
            --------------------------------
  Agreement dated October 8, 1993 by and between Marriott Corporation and Marriott International.

            Branded Concept Agreements:  Agreements pursuant to which Host
            --------------------------
  Marriott or any of its Subsidiaries have been licensed, franchised or otherwise granted rights to use trademarks, service marks, marketing and sales concepts or other intellectual property or know-how of a third party in connection with the Operating Group Business.

            Commission:  The Securities and Exchange Commission.
            ----------

            Concession Agreements:  Agreements under which Host Marriott or any
            ---------------------
  of its Subsidiaries are granted rights to use or operate facilities in connection with the Operating Group Business.

            Conveyancing and Assumption Instruments:  Collectively, the various
            ---------------------------------------
  agreements, instruments and other documents to be entered into to effect the Preliminary Transfers and the assignment of assets and the assumption of Liabilities contemplated by this Agreement and the Related Agreements in the manner contemplated herein and therein.

            Credit Support Fee:  A fee equal to 1% of the annual guaranteed
            ------------------
  rental, performance and other obligations to which the credit support applies.

            Distribution Date:  The date determined by the Host Marriott Board
            -----------------
  as the date on which the Distribution shall be effected, which Distribution Date is contemplated by the Host Marriott Board to occur on or about December 29, 1995.

            Distribution Record Date:  The date established by the Host Marriott
            ------------------------
  Board as the date for taking a record of the Holders of Host Marriott Common Stock entitled to participate in the Distribution, which Distribution Record Date has been established as December 22, 1995, subject to the fulfillment on or before December 21, 1995 of certain conditions to the Distribution as provided in Section 6.02.

            Employee Benefits Allocation Agreement:  The Employee Benefits and
            --------------------------------------
  Other Employment Matters Allocation Agreement between Services and Host Marriott, which agreement shall be entered into on or prior to the Distribution Date in substantially the form of Exhibit B attached hereto.

            Financing Obligations:  All (i) indebtedness for borrowed money,
            ---------------------
  (ii) obligations evidenced by bonds, notes, debentures or similar instruments,
  (iii) obligations under capitalized leases and deferred purchase arrangements,
  (iv) reimbursement or other obligations relating to letters of credit or similar arrangements, and (v) obligations to guarantee, directly or indirectly, any of the foregoing types of obligations on behalf of others.

            HMTP:  Host Marriott Travel Plazas, Inc., a Delaware
            ----
  corporation.

            Holders:  The holders of record of Host Marriott Common Stock as
            -------
  of the Distribution Record Date.

            Holdings:  HMH Holdings, Inc., a Delaware corporation and wholly-
            --------
  owned subsidiary of Host Marriott.

            Hospitality:  Host Marriott Hospitality, Inc.
            -----------

            Host International:  Host International, Inc., a Delaware
            ------------------
  corporation.

            Host International Intercompany Payable:  The intercompany account
            ---------------------------------------
  payable which is owed by Host International to Hospitality.

            Host International Intercompany Receivable:  The intercompany
            ------------------------------------------
  account receivable which is owed by Hospitality to Host International.

            Host Marriott Board:  The Board of Directors of Host Marriott as it
            -------------------
  is constituted immediately prior to the Distribution Date.

            Host Marriott Books and Records:  The books and records (including
            -------------------------------
  computerized records) of Host Marriott and the Real Estate Group Subsidiaries and any other books and records of Host Marriott's Subsidiaries which relate principally to the Real Estate Group, are necessary to operate the Real Estate Group or are required by law to be retained by Host Marriott or a Real Estate Group Subsidiary, including, without limitation, (i) all such books and records relating to Real Estate Group Employees, (ii) all files relating to any Action pertaining to the Real Estate Group Liabilities, and (iii) original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Host Marriott, the Real Estate Group Subsidiaries or the Real Estate Group Business (but not including the Services Books and Records, provided that Host Marriott shall have access to, and shall have the right to obtain duplicate copies of, the Services Books and Records in accordance with the provisions of Article IX).

            Host Marriott Common Stock:  The common stock, par value $1.00 per
            --------------------------
  share, of Host Marriott.

            Host Marriott Guarantee:  (a)  any guarantee by Host Marriott or any
            -----------------------
  Real Estate Group Subsidiary of the performance or obligation of Services or any Operating Group Subsidiary under any agreement or obligation to which Services or any Operating Group Subsidiary is a party, and (b) any continuing liability of Host Marriott under any Operating Group Agreement transferred to Services or any Operating Group Subsidiary pursuant to this Agreement or retained by Host Marriott and held by Host Marriott in trust for Services pursuant to Section 2.03 of this Agreement.

            Host Marriott Group:  Host Marriott and the Real Estate Group
            -------------------
  Subsidiaries, collectively.

            Host Marriott Logo:    The logo for Host Marriott attached hereto as
            ------------------
  Exhibit C.

            Host Marriott Pro Forma Balance Sheet:  The Pro Forma Consolidated
            -------------------------------------
  Balance Sheet of Host Marriott as of September 8, 1995 attached hereto as Exhibit D.

            Host Marriott Unit Cash:  all petty checking accounts, cash accounts
            -----------------------
  and all other cash of Host Marriott and its Subsidiaries not maintained, in the ordinary course of business, in Host Marriott's corporate concentration account, excluding any marketable securities or cash equivalents.

            Information Statement:  The Information Statement dated December 20,
            ---------------------
  1995 provided to holders of Host Marriott Common Stock in connection with the Distribution.

            Insurance Proceeds:  Those moneys (i) received by an insured from an
            ------------------
  insurance carrier or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of such insured.

            Insured Claims:  Those Liabilities that, individually or in the
            --------------
  aggregate, are covered within the terms and conditions of any of the Policies (including Self Insurance Programs), whether or not subject to deductibles, co-insurance, uncollectability or retrospectively rated premium adjustments, but only to the extent that such Liabilities are within applicable Policy limits, including aggregates.

            IRS:  The Internal Revenue Service.
            ---

            IRS Ruling:  The letter ruling issued by the IRS in response to the
            ----------
  Ruling Request.

            Liabilities:  Any and all debts, liabilities and obligations,
            -----------
  absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

            License Agreement:  The Amendment No. 1 to the Assignment and
            -----------------
  License Agreement to be entered into by Host Marriott, Services and Marriott International substantially in the form attached hereto as Exhibit E.

            Marriott International:  Marriott International, Inc., a Delaware
            ----------------------
  corporation.

            MI Distribution:  The distribution on October 8, 1993 by Marriott
            ---------------
  Corporation to its shareholders of all outstanding common stock of Marriott International.

            MI Distribution Agreement:  The Distribution Agreement dated
            -------------------------
  September 15, 1993, by and between Marriott International and Host Marriott.

            Net Host International Intercompany Receivable:  The net
            ----------------------------------------------
  intercompany account receivable owed by Hospitality to Host International which results from offsetting the Host International Intercompany Receivable against the Host International Intercompany Payable.

            New MI Agreements:  The License Agreement, the Services
            -----------------
Noncompetition Agreement and the Amended MI Distribution Agreement.

            Noncompetition Agreement:  The Noncompetition Agreement dated
            ------------------------
  October 8, 1993 by and between Marriott Corporation and Marriott
  International.

            Operating Group Agreements:  All agreements to which Host Marriott
            --------------------------
  or any of the Real Estate Group Subsidiaries is a party relating principally to the Operating Group Business including, without limitation, Branded Concept Agreements and Concession Agreements.

            Operating Group Assets:  (i) the Transferred Subsidiaries Stock;
            ----------------------
  (ii) the Transferred Intellectual Property; (iii) the Services Books and Records; (iv) the Operating Group Agreements; (v) all other assets expressly to be assigned or allocated to Services or the Operating Group Subsidiaries under this Agreement or the Related Agreements; and (vi) any other assets of Host Marriott and its Subsidiaries used principally in the Operating Group Business and not held by Services or one of the Operating Group Subsidiaries.

            Operating Group Business:  The business conducted by the Operating
            ------------------------
  Group, as referenced in the recitals to this Agreement.

            Operating Group Employees:  The meaning specified in the
            -------------------------
  Employee Benefits Allocation Agreement.

            Operating Group Liabilities:  (i) All of the Liabilities of the
            ---------------------------
  Services Group under, or to be retained or assumed by Services or any of the Operating Group Subsidiaries pursuant to, this Agreement or any of the Related Agreements; (ii) the Services Senior Notes; (iii) all Liabilities for payment of outstanding drafts of Host Marriott and its Subsidiaries existing as of the Distribution Date attributable to the conduct of the Operating Group Businesses by the Services Group after the Distribution Date; (iv) the Services Self Insurance Liabilities; (v) all Liabilities of the Operating Group Subsidiaries, other than Liabilities transferred to Host Marriott or to any Real Estate Group Subsidiary as part of the Preliminary Transfers; and
  (vi) all other Liabilities arising out of, or in connection with, any of the Operating Group Assets or the Operating Group Business; provided, however,
                                                          --------  -------
  that the Operating Group Liabilities shall not include (a) any Financing Obligations of Host Marriott or the Real Estate Group Subsidiaries, except to the extent otherwise set forth above or reflected in the Services Pro Forma Balance Sheet and (b) such other liabilities transferred to, or assumed by, Host Marriott pursuant to any management agreements or indemnification agreements previously entered into between Host Marriott and either Services or an Operating Group Subsidiary.

            Operating Group Policies:  The Aetna Property and Casualty Insurance
            ------------------------
  Program effective October 1, 1995 and any other Policies, current or past, which are owned or maintained by or on behalf of Host Marriott or any of its Affiliates or predecessors, which, by mutual agreement of Host Marriott and Services, are to be assigned to Services or to any Operating Group Subsidiary.

            Operating Group Subsidiaries:  The Transferred Subsidiaries and all
            ----------------------------
  Subsidiaries of Services or the Transferred Subsidiaries at the time of the Distribution.

            Operating Group Target Cash Balance:  Twenty-Five Million Dollars
            -----------------------------------
  ($25,000,000).

            Overfunded Capex Amount:  The amount by which capital expenditures
            -----------------------
  attributable to the Operating Group Business for fiscal year 1995 exceeds $59,500,000.

            Person:  Any individual, corporation, partnership, association,
            ------
  trust, estate or other entity or organization, including any governmental entity or authority.

            Policies:  Insurance policies and insurance contracts of any kind
            --------
  relating to the Operating Group Business or the Real Estate Group Business as conducted prior to the Distribution Date, including without limitation primary and excess policies, comprehensive general liability policies, automobile, aircraft and workers' compensation insurance policies, and self-insurance and captive insurance company arrangements, including any "fronted policies" with respect to Self Insurance Programs, together with the rights and benefits thereunder.

            Privileges:  All privileges that may be asserted under applicable
            ----------
  law including, without limitation, privileges arising under or relating to the attorney-client relationship

  (including but not limited to the attorney-client and work product privileges), the accountant-client privilege, and privileges relating to internal evaluative processes.

            Privileged Information:  All information as to which Host Marriott,
            ----------------------
  Services or any of their Subsidiaries are entitled to assert the protection of a Privilege.

            Qualifying Restructuring Costs:  all cash costs incurred or to be
            ------------------------------
  incurred by Host Marriott, Services or their respective Subsidiaries (i) for the Business Development Redesign Initiative, (ii) for the Operating Group's Operations Excellence Initiative, (iii) directly related to restructuring or realigning the Operating Group, or (iv) for implementation of system changes necessary to implement a new general ledger system, regardless of whether such items are treated as expenses under generally accepted accounting principles.

            Real Estate Group Assets:  The assets of Host Marriott and the Real
            ------------------------
  Estate Group Subsidiaries including, without limitation, (i) the capital stock of the Real Estate Group Subsidiaries; (ii) the Real Estate Group Real Property; (iii) the Host Marriott Books and Records; (iv) the Sacramento Airport Hotel; (v) all of the assets expressly to be retained by, or assigned or allocated to, Host Marriott or any of the Real Estate Group Subsidiaries under this Agreement or the Related Agreements; and (vi) any other assets, of Host Marriott and its Subsidiaries not comprising Operating Group Assets.

            Real Estate Group Business:  The business conducted by the Real
            --------------------------
  Estate Group, as referenced in the recitals to this Agreement.

            Real Estate Group Employees:  The meaning specified in the Employee
            ---------------------------
  Benefits Allocation Agreement.

            Real Estate Group Liabilities:  (i) All of the Liabilities of Host
            -----------------------------
  Marriott under, or to be retained or assumed by Host Marriott or any of the Real Estate Group Subsidiaries pursuant to, this Agreement or any of the Related Agreements; (ii) any Financing Obligations of Host Marriott and its Subsidiaries not constituting Operating Group Liabilities; (iii) all Liabilities for payment of outstanding drafts of Host Marriott attributable to the conduct of the Real Estate Group or the Operating Group (to the extent not considered an Operating Group Liability) existing as of the Distribution Date; (iv) the Real Estate Group Self Insurance Liabilities; (v) all Liabilities transferred to Host Marriott or the Real Estate Group Subsidiaries in the Preliminary Transfers; (vi) all other Liabilities arising out of, or in connection with, any of the Real Estate Group Assets or the Real Estate Group Business; and (vii) all other Liabilities of Host Marriott and its Subsidiaries not constituting Operating Group Liabilities including, but not limited to, Liabilities relating to Restaurants, if any, as defined herein, whether past or present.

            Real Estate Group Real Property:  The ownership interests of Host
            -------------------------------
  Marriott and its Affiliates in the land, lodging properties and real estate development projects.

            Real Estate Group Self Insurance Liabilities:  All Liabilities
            --------------------------------------------
  arising under the Self Insurance Programs retained by Host Marriott under the MI Distribution Agreement not constituting a Services Self Insurance Liability.

            Real Estate Group Subsidiaries:  All Subsidiaries of Host Marriott,
            ------------------------------
  except Services and the Operating Group Subsidiaries.

            Related Agreements:  All of the agreements, instruments,
            ------------------
  understandings, assignments or other arrangements set forth in writing, which are entered into in connection with the transactions contemplated hereby, including, without limitation: the Conveyancing and Assumption Instruments, the Employee Benefits Allocation Agreement, the Tax Sharing

  Agreement, the Transitional Services Agreement, the Assigned MI Agreements and the New MI Agreements.

            Restaurants:  All restaurants presently or formerly owned or
            -----------
  operated by Host Marriott and its Subsidiaries, except those restaurants at airports, on tollroads and at stadiums, arenas, tourist destinations, shopping malls and other venues.

            Ruling Request:  The private letter ruling request filed by Host
            --------------
  Marriott with the Internal Revenue Service on August 25, 1995, as supplemented and amended from time to time, with respect to certain tax matters relating to the Distribution.

            Self Insurance Programs:  Those self-insured programs administered
            -----------------------
  by Host Marriott for the benefit of its employees, properties and operating businesses, including without limitation such programs that utilize "fronted policies."

            Services Board:  The Board of Directors of Services.
            --------------

            Services Books and Records:  The books and records (including
            --------------------------
  computerized records) of Services and the Operating Group Subsidiaries and any other books and records of Host Marriott's Subsidiaries which relate principally to the Operating Group, are necessary to conduct the Operating Group Business, or are required by law to be retained by Services or an Operating Group Subsidiary, including, without limitation, (i) all such books and records relating to Operating Group Employees, (ii) all files relating to any Action being assumed by Services as part of the Operating Group Liabilities, and (iii) original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Services, the Operating Group Subsidiaries or the Operating Group Business (but not including the Host Marriott Books and Records, provided that Services shall have access to, and have the right to obtain duplicate copies of, the Host Marriott Books and Records which pertain to the Operating Group Business in accordance with the provisions of Article VII).

            Services Bylaws:  The Bylaws of Services, substantially in the form
            ---------------
  of Exhibit F, to be in effect at the Distribution Date.

            Services Certificate:  The Amended and Restated Certificate of
            --------------------
  Incorporation of Services, substantially in the form of Exhibit G, to be in effect at the Distribution Date.

            Services Common Stock:  The common stock, no par value per share, of
            ---------------------
  Services (together with any rights issued pursuant to the Services Rights
  Plan).

            Services Cash Adjustment Amount:  the sum of (a) ten million
            -------------------------------
  dollars ($10,000,000), minus (b) all Qualifying Restructuring Costs incurred
                         -----
  and paid through the Distribution Date, plus (c) all Services Unit Cash
                                          ----
  maintained at Schiphol Airport, Amsterdam, Netherlands, minus (d) the
                                                          -----
  Overfunded Capex Amount, if any.

            Services Group:  Services and the Operating Group Subsidiaries,
            --------------
  collectively.

            Services Initial Cash Balance:  The sum of the Operating Group
            -----------------------------
  Target Cash Balance and the Services Cash Adjustment Amount.

            Services Noncompetition Agreement:  Amendment No. 1 to the
            ---------------------------------
  Noncompetition Agreement to be entered into by and between Services and Marriott International substantially in the form attached hereto as Exhibit H.

            Services Pro Forma Balance Sheet:  The Pro Forma Consolidated
            --------------------------------
  Balance Sheet of Services as of September 8, 1995 attached hereto as Exhibit
  I.

            Services Self Insurance Liabilities:  All Liabilities arising under
            -----------------------------------
  the Self Insurance Programs retained by Host Marriott under the MI Distribution Agreement which relate to the Operating Group Business.

            Services Senior Notes:  The 9 1/2% Senior Secured Notes due 2005
            ---------------------
  ($400 million aggregate principal amount outstanding) issued pursuant to the Indenture dated May 25, 1995 by and between HMTP and Marine Midland Bank, N.A., as trustee.

            Services Unit Cash:  Host Marriott Unit Cash held by any Operating
            ------------------
  Group Subsidiary or otherwise attributable to the Operating Group Business.

            Shared Policies:  All Policies, current or past, which are owned or
            ---------------
  maintained by or on behalf of Host Marriott or any of its Subsidiaries or their respective predecessors which relate to both the Real Estate Group Business and the Operating Group Business, other than the Operating Group Policies.

            Subsidiary:  With respect to any Person, (a) any corporation of
            ----------
  which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or (b) any corporate or non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has an ownership interest and which is included in the consolidated financial reports of such Person consistent with generally accepted accounting principles.

            Supplemental Warrant Agreement:  The Supplemental Warrant Agreement
            ------------------------------
  dated as of December 29, 1995 by and among Host Marriott, Services and First Chicago Trust Company of New York, as Warrant Agent, substantially in the form attached hereto as

  Exhibit J.

            Tax Sharing Agreement:  The Tax Sharing Agreement between Services
            ---------------------
  and Host Marriott, which agreement shall be entered into on or prior to the Distribution Date in substantially the form of Exhibit K attached hereto.

            Transferred Intellectual Property:  the trademarks, service marks,
            ---------------------------------
  goodwill and other intangible properties and rights listed on Schedule 1.01(b) hereto to be conveyed by Host Marriott to Services in connection with the Distribution.

            Transferred Subsidiaries:  The Subsidiaries identified on Schedule
            ------------------------
  1.01(c).
            Transferred Subsidiaries Stock:  All of the issued and outstanding
            ------------------------------
  capital stock of the Transferred Subsidiaries.

            Transitional Services Agreement:  The Transitional Services
            -------------------------------
  Agreement by and between Host Marriott and Services pursuant to which such parties will provide to the other certain transitional services after consummation of the Distribution, substantially in the form attached hereto as Exhibit L.

            Unfunded Capex Amount:  the amount by which spending for capital
            ---------------------
  expenditures by Host Marriott and its Subsidiaries attributable to the Operating Group for fiscal year 1995 is less than $59,500,000 resulting solely from delays in the timing of specific capital expenditures as compared to the Operating Group capital expenditures forecast submitted to the Host Marriott Board of Directors on August 3, 1995.

            Warrant Agreement:  The Warrant Agreement dated as of October 19,
            -----------------
  1994 by and between Host Marriott and First Chicago Trust Company of New York, as Warrant Agent.

            Warrants:  Common Stock Purchase Warrants expiring October 8, 1998
            --------
  to purchase an aggregate of 7.7 million shares of Host Marriott Common Stock.

Section 1.02.  Terms Defined Elsewhere in Agreement.
               ------------------------------------

Each of the following terms is defined in the Section set forth opposite such term:

Term                                                                    Section
----                                                                    -------

Adjustment                                                              5.01
Alternative I                                                           5.02
Alternative II                                                          5.02
Annual Aggregate Exercise Price                                         5.02
Cash                                                                    2.07
Consents                                                                6.01
Distribution                                                            Recitals
Deferred Capex Expenditures                                             3.02
Deferred Capex Termination Date                                         3.02
Exercised MI Options                                                    5.02
Exercise Notice                                                         6.07
Expended Deferred Capex                                                 3.02
Host Marriott                                                           Recitals
Host Marriott Indemnifiable Loss                                        7.02
Host Marriott Indemnitees                                               7.02
Host Marriott Initial Trading Price                                     4.03
Host Marriott Payment Amount                                            5.02
Indemnifiable Loss                                                      7.02
Indemnifying Party                                                      7.03
Indemnitee                                                              7.03
Information                                                             9.02
MI Deferred Stock                                                       5.01
MI Employee Options                                                     5.01
Operating Group                                                         Recitals
Other Services Stockholders                                             5.03
Pre-Adjustment Percentage                                               5.02
Preliminary Transfers                                                   Recitals
Real Estate Group                                                       Recitals
Sales Price                                                             4.03
Services                                                                Recitals
Services Allocable Exercise Price                                       5.02(a)
Services Applicable Percentage                                          4.03
Services Indemnifiable Loss                                             7.01
Services Indemnitees                                                    5.01
Services Initial Trading Price                                          4.03
Services MI Shares                                                      5.02
Services Rights                                                         8.05
Services Rights Plan                                                    6.07
Services Suspension Period                                              4.05
Services Year-End Stock Price                                           5.02


          Statement                                5.02
          Third-Party Claim                        5.04
          Trading Day                              4.03
          Vested MI Deferred Stock                 5.02

                                  ARTICLE II.

                               TRANSFER OF ASSETS
                               ------------------

          Section 2.01.  Transfer of Assets to Services.  Prior to the
                         ------------------------------
  Distribution Date, Host Marriott shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Services or any Operating Group Subsidiary of all of Host Marriott's and its Subsidiaries' right, title and interest in the Operating Group Assets.

          Section 2.02.  Transfers of Assets from Operating Group Subsidiaries
                         -----------------------------------------------------
  to Host Marriott or Real Estate Group Subsidiaries.
  --------------------------------------------------

          Prior to the Distribution Date, Host International shall take or cause to be taken all action necessary to cause the transfer, assignment, delivery and conveyance to Host Marriott Hospitality, Inc. of all of such entity's right, title and interest in the Sacramento Airport Hotel.

          Section 2.03.  Transfers Not Effected Prior to the Distribution.  To
                         ------------------------------------------------
  the extent that any transfers contemplated by this Article II shall not have been fully effected on the Distribution Date, the parties shall cooperate to effect such transfers as promptly as shall be practicable following the Distribution Date. Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed; provided, however, that
                                                     --------  -------
  Services and Host Marriott and their respective Subsidiaries and Affiliates shall cooperate in seeking to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this Article II. In the event that any such transfer of assets or Liabilities has not been consummated effective as of the Distribution Date, the party retaining such asset or Liability shall thereafter hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) and retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, and take such other actions as may be reasonably required in order to place the parties, insofar as reasonably possible, in the same position as would have existed had such asset been transferred or such Liability been assumed as contemplated hereby. As and when any such asset or Liability becomes transferable, such transfer and assumption shall be effected forthwith. The parties agree that, except as set forth in this Section 2.03, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incidental thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incidental thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

          Section 2.04.  Cooperation Re:  Assets.  In the case that at any time
                         -----------------------
  after the Distribution Date, Services reasonably determines that any of the Real Estate Group Assets are essential for the conduct of the Operating Group Business, or Host Marriott reasonably determines that any of the Operating Group Assets are essential for the conduct of the Real Estate Group Business, and the nature of such assets makes it impracticable for Services or Host Marriott, as the case may be, to obtain substitute assets or to make alternative arrangements on commercially reasonable terms to conduct their respective businesses, and reasonable provisions for the use thereof are not already included in the Related Agreements, then Services (with respect to the Operating Group Assets) and Host Marriott (with respect to the Real Estate Group

  Assets) shall cooperate to make such assets available to the other party on commercially reasonable terms, as may be reasonably required for such party to maintain normal business operations (provided that such assets shall be required to be made available only until such time as the other party may reasonably obtain substitute assets or make alternative arrangements on commercially reasonable terms to permit it to maintain normal business operations).

          Section 2.05.  No Representations or Warranties; Consents.  Each of
                         ------------------------------------------
  the parties hereto understands and agrees that no party hereto is, in this Agreement, in any Related Agreement, or otherwise, representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party or (ii) as to the legal sufficiency to convey title to any asset transferred pursuant to this Agreement or any Related Agreement. It is also agreed and understood that there are no warranties, express or implied, as to the merchantability or fitness of any of the assets either transferred to or retained by the parties, as the case may be, and all such assets shall be "as is, where is" and "with all faults" provided, however, that the absence of warranties shall have no effect upon the allocation of Liabilities under this Agreement and provided further that Services represents and warrants that, prior to the Distribution Date, Services and the Operating Group have maintained their accounts payable and accounts receivable in a manner consistent with the customary practices of the Operating Group Business. Each party hereto understands and agrees that no party hereto is, in this Agreement, in any Related Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement, any Related Agreement or otherwise will satisfy the provisions of any or all applicable laws or judgments or other instruments or agreements relating to such assets.

  Notwithstanding the foregoing, the parties shall use their good faith efforts to obtain all consents and approvals, to enter into all reasonable amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the transactions contemplated by this Agreement and the Related Agreements, and shall take all such further reasonable actions as shall be reasonably necessary to preserve for each of the Services Group and the Host Marriott Group, to the greatest extent feasible, the economic and operational benefits of the allocation of assets and liabilities provided for in this Agreement. In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

          Section 2.06.  Conveyancing and Assumption Instruments.  In connection
                         ---------------------------------------
  with the Preliminary Transfers, the assignment of assets and the assumption of Liabilities contemplated by this Agreement and any Related Agreements, the parties shall execute, or cause to be executed by the appropriate entities, the Conveyancing and Assumption Instruments in such forms as the parties shall reasonably agree. The transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation or other legal entities involved and, to the extent required by applicable law, by notation on public registries.

          Section 2.07.  Cash Allocation; Cash Management.
                         --------------------------------

          (a) Cash Allocation on the Distribution Date.
              ----------------------------------------

          As of the close of business on the Distribution Date, Services shall be allocated, out of the domestic and international cash bank balances and short-term investments of Host Marriott and its Subsidiaries including all Host Marriott Unit Cash ("Cash") recorded on the books of Host Marriott and its Subsidiaries, an amount of Cash (including the Services Unit Cash) equal to the Services Initial Cash Balance and Host Marriott shall retain all other Cash. To the extent practicable, the parties shall use their reasonable best efforts to take all necessary action to cause the Cash balances of Services and its Subsidiaries immediately prior to consummation of the Distribution to equal the Services Initial Cash Balance. In the event the actual Cash balances of Services and its Subsidiaries as of the Distribution are less than the Services Initial Cash Balance, the amount of the deficiency shall be recorded in the accounts of Host Marriott and Services as of the Distribution Date as a payable from Host Marriott to Services (which payable will be paid as promptly as practicable following the Distribution); and in the event the actual Cash balances of Services and its Subsidiaries as of the Distribution Date exceeds the Services Initial Cash Balance, the amount of such excess shall be recorded in the accounts of Host Marriott and Services as of the Distribution Date as a payable from Services to Host Marriott (which payable will be paid as promptly as practicable following the time it is determinable). Host Marriott's obligation to transfer to Services Cash equal to the Services Initial Cash Balance pursuant to this Section 2.07 is expressly conditioned upon Services and the Operating Group maintaining the accounts payable and accounts receivable of the Services Group from the date hereof through the Distribution Date in the ordinary course of the Operating Group Business.

          (b) Cash Management After the Distribution Date.  Services shall
              -------------------------------------------
  establish and maintain a separate cash management system and accounting records with respect to the Operating Group effective as of 12:01 a.m. on the day following the Distribution Date. Thereafter, (i) any payments by Host Marriott or the Real Estate Group Subsidiaries on behalf of Services or the Operating Group Subsidiaries in connection with the Operating Group

  Business (including without limitation, any such payments in respect of Liabilities or other obligations of Services or the Operating Group Subsidiaries under this Agreement and the Related Agreements) shall be recorded in the accounts of the Services Group as a payable from the Services Group to the Host Marriott Group; (ii) any payments by Services or the Operating Group Subsidiaries on behalf of Host Marriott or the Real Estate Group Subsidiaries in connection with the Real Estate Group Business (including, without limitation, any such payments in respect to Liabilities or other obligations of Host Marriott or the Real Estate Group Subsidiaries under this Agreement and the Related Agreements) shall be recorded in the accounts of the Host Marriott Group as a payable from the Host Marriott Group to the Services Group; (iii) any cash payments received by Host Marriott and the Real Estate Subsidiaries relating to the Operating Group Business shall be recorded in the accounts of the Host Marriott Group as a payable from the Host Marriott Group to the Services Group; (iv) any cash payments received by Services or the Operating Group Subsidiaries relating to the Real Estate Group Business shall be recorded in the accounts of the Services Group as a payable from the Services Group to the Host Marriott Group; (v) Services and Host Marriott shall make adjustments for late deposits, checks returned for not sufficient funds and other post-Distribution Date transactions as shall be reasonable under the circumstances consistent with the purpose and intent of this Agreement and the Related Agreements; and (vi) the net balance due to the Host Marriott Group or the Services Group, as the case may be, in respect of the aggregate amounts of clauses (i), (ii), (iii), (iv) and (v) shall be paid by Services or Host Marriott, as appropriate, as promptly as practicable following the date such net balance is determinable. For purposes of this
  Section 2.07(b), the parties contemplate that the Real Estate Group Business and the Operating Group Business, including, but not limited to, the respective parties' administration of accounts payable and accounts receivable, will be conducted in the normal course.

          Section 2.08.  Agreements with Marriott International.  On or prior to
                         --------------------------------------
  the Distribution Date, (i) Host Marriott shall assign to Services, and Services shall assume all of Host Marriott's obligations under, the Assigned MI Agreements, and (ii) Services and Marriott International shall enter into the New MI Agreements.

          Section 2.09.  Settlement of Intercompany Accounts.  Immediately prior
                         -----------------------------------
  to the distribution of the stock of Host International to Host Marriott by Hospitality, Host International shall distribute the Net Host International Intercompany Receivable to Hospitality as a dividend.

                                  ARTICLE III.

                   ASSUMPTION AND SATISFACTION OF LIABILITIES
                   ------------------------------------------

          Section 3.01.  Assumption and Satisfaction of Liabilities.  Except as
                         ------------------------------------------
  set forth in the Employee Benefits Allocation Agreement, the Tax Sharing Agreement or other Related Agreements, effective as of and after the Distribution Date, (a) Services shall, and/or shall cause the Operating Group Subsidiaries to, assume, pay, perform and discharge in due course all of the Operating Group Liabilities, and (b) Host Marriott shall, and/or shall cause the Real Estate Group Subsidiaries to, assume, pay, perform and discharge in due course all of the Real Estate Group Liabilities.

          Section 3.02.  Funding of Unfunded Capex Amount.
                         --------------------------------

          (a) On the Distribution Date, the parties hereto will agree on the capital expenditures attributable to the Operating Group (if any) that comprise the Unfunded Capex Amount (the "Deferred Capex Expenditures"). Host Marriott agrees to reimburse Services, in the manner set forth below, for Deferred Capex Expenditures that are incurred by Services from and after the Distribution Date and prior to the date 365 days following the Distribution Date (the "Deferred Capex Termination Date"), in an amount not to exceed the Unfunded Capex Amount.

          (b) Within 30 days after Services expends any Deferred Capex Expenditures, Services will deliver to Host Marriott a statement (the "Capex Statement") showing the amount of such funds expended prior to the Deferred Capex Termination Date (the "Expended Deferred Capex") and containing a brief description of the use of such funds. Within 15 days following receipt of the Capex Statement, Host Marriott shall pay to Services cash in the amount equal to the Expended Deferred Capex. The remaining balance payable to Services for Deferred Capex Expenditures at any time shall equal the Unfunded Capex Amount minus the aggregate amount of Deferred Capex Expenditures paid to Services
  -----
  through such time.

          Section 3.03.  Host Marriott Guarantees.
                         ------------------------
          (a) Services shall use its reasonable best efforts to obtain the release of any Host Marriott Guarantee existing on and after the Distribution Date.

          (b) Commencing on the first business day of fiscal year 1997 or on the day 365 days after the Distribution (whichever is later), and on the first business day of each fiscal year thereafter, Services shall become obligated to pay to Host Marriott, in cash, a Credit Support Fee in respect of each Host Marriott Guarantee which remains outstanding on such date. The aggregate amount of such Credit Support Fees shall be paid pro rata over the 13 periods
                                                   --------
  of fiscal year 1997 and of each fiscal year thereafter in which a Credit Support Fee is due.

                                    ARTICLE IV.

                     OBLIGATIONS FOR HOST MARRIOTT WARRANTS
                     --------------------------------------

            Section 4.01.  Sharing of Warrant Obligations.  In connection with
                           ------------------------------
  the settlement of litigation brought by certain prior holders and purchasers of senior notes and debentures of Host Marriott, Host Marriott issued the Warrants, of which approximately 7.3 million Warrants were outstanding and unexercised as of the date of this Agreement. The Warrants contain provisions requiring an adjustment, effective immediately following the Distribution Record Date, to reflect the effects of the Distribution. Pursuant to this adjustment, either (i) the exercise price of the Warrants must be reduced and the number of shares of Host Marriott Common Stock issuable upon exercise of the Warrants must be increased, in accordance with the formula specified in
  Section 12(c) of the Warrant Agreement, or (ii) the Warrant holders must be entitled to participate in the Distribution on a basis and with notice that the Host Marriott Board determines to be fair and appropriate in light of the basis and notice on which the holders of Host Marriott Common Stock participate in the Distribution. In order to provide for the treatment of the Warrants in the Distribution referenced in clause (ii) of the preceding sentence, the Host Marriott Board has determined that, in connection with the Distribution, Services will assume its proportionate share of the obligations represented by the Warrants, as set forth below in this Article IV.

            Section 4.02.  Issuance of Services Common Stock Upon Exercise of
                           --------------------------------------------------
  Warrants.
  --------

            (a) Following the Distribution Record Date, upon exercise of a Warrant to purchase a share of Host Marriott Common Stock and payment of the exercise price therefor, the holder of the Warrant will be entitled to receive, in addition to the share of Host Marriott Common Stock issuable upon exercise of the Warrant, one-fifth of a share of Services Common

  Stock. Upon receipt of a notice of exercise of Warrants, Host Marriott will promptly provide notice thereof to Services or a transfer agent designated by Services to receive such notice (which notice will contain the number of shares of Services Common Stock issuable by Services in connection with such exercise, the person in whose name such shares are to be issued and the address for delivery of the share certificates issuable to such person); and Services shall promptly thereafter (and in any event within 5 business days after receipt of such notice) issue the shares of Services Common Stock as set forth in such notice. Services and Host Marriott will, and will cause their respective transfer agents to, work together in good faith to establish procedures to ensure that such notices are received by Services, and such shares are issued by Services, as promptly as practicable.

            (b) Notwithstanding the provisions of Section 4.02(a) above, Services shall not be required to issue any fractional shares of Services Common Stock upon exercise of any Warrant. If any fraction of a share of Services Common Stock would, except for the provision of this Section 4.02(b), be issuable on the exercise of any Warrants, Services shall pay to the exercising Warrant holder (in lieu of issuance of such fractional share) an amount in cash equal to such fraction multiplied by the Services Warrant Exercise Amount, where the "Services Warrant Exercise Amount" equals the Services Applicable Percentage (as defined below) multiplied by the exercise price paid by the Warrant holder upon such exercise.

            Section 4.03.  Allocation of Exercise Price.  Services shall be
                           -----------------------------
  entitled to receive the Services Applicable Percentage (as defined below) of the exercise price paid upon the exercise of any Warrants (which exercise price currently is $8.00 per Warrant and will increase to $10.00 per Warrant as of October 8, 1996) occurring on or after October 1, 1995. Such Services Applicable Percentage shall be paid over to Services by Host Marriott as promptly as practicable following Host Marriott's receipt of the exercise price for any Warrants. The term "Services Applicable Percentage" shall mean the result of the following calculation, expressed as a percentage: (i) one-fifth of the Services Initial Trading Price (as defined below), divided by (ii) the sum of
                                                     ------- --
  (x) one-fifth of the Services Initial Trading Price plus (y) the Host Marriott
                                                      ----
  Initial Trading Price (defined below). The "Services Initial Trading Price" shall mean the Sale Price of the Services Common Stock on the first full Trading Day following the Distribution Date that Services Common Stock trades "regular way"; and the "Host Marriott Initial Trading Price" shall mean the Sale Price of the Host Marriott Common Stock on the first full Trading Day following the Distribution Date that Host Marriott Common Stock trades "ex-distribution" one-fifth share of Services. The term "Sale Price" as applied to a share of Services Common Stock or Host Common Marriott Stock on any date means the closing per share sale price of a share of Services Common Stock or Host Marriott Common Stock, as applicable (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Services Common Stock or Host Marriott Common Stock (as applicable) is traded or, if such stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System. The term "Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Sale Price is open for trading or quotation.

            Section 4.04.  Adjustments.  The obligation of Services to issue
                           -----------
  Services Common Stock, and of Host Marriott to issue Host Marriott Common Stock, upon the exercise of a Warrant shall be adjusted in accordance with the adjustment provisions set forth in Article 12 of the Warrant Agreement, such that the provisions of Article 12 (including all notice provisions relating thereto) of the Warrant Agreement shall apply equally and separately to Services and actions taken by Services that affect the Services Common Stock and to Host Marriott and action taken by Host Marriott that effect Host Marriott Common Stock. Promptly upon request, Host Marriott shall provide Services with all necessary information regarding the Warrant holders and the Warrant Agent to permit Services to satisfy all notice obligations.

            Section 4.05.  Registration of Services Common Stock.  Services will
                           -------------------------------------
  use its reasonable best efforts to maintain an effective and current registration statement under the Securities Act for the issuance of Services Common Stock issuable upon exercise of Warrants during the period commencing on the Distribution Date through the earlier of (i) the expiration of the Warrants or (ii) the date on which all Warrants have been exercised; provided that Services (in its sole discretion) shall have the right to discontinue the effectiveness of such registration statement with respect to the Services Common Stock issuable upon exercise of Warrants for such periods as Services determines are necessary and appropriate. Services will notify the Warrant Agent at any time that the effectiveness of the registration statement with respect to the Services Common Stock issuable upon exercise of a Warrant has been suspended (any such period during which effectiveness of the registration statement is suspended being referred to as a "Services Suspension Period"), and during any Services Suspension Period the Warrants will not be exercisable with respect to the Services Common Stock.

            Services will use its reasonable best efforts to obtain any required approvals or registrations under state "blue sky" securities laws for the issuance of the Services Common Stock issuable upon exercise of a Warrant; provided, however, that Warrants may not be exercised with respect to Services Common Stock by, and Services Common Stock may not be issued to, any holder in any state where such exercise or issuance would be unlawful.

            Section 4.06.  Amendment to Warrant Agreement.  Host Marriott and
                           ------------------------------
  Services each agree to execute prior to the Distribution Date the Supplemental Warrant Agreement reflecting the changes necessary to implement the agreements set forth in this Article IV.

                                   ARTICLE V.

                   OBLIGATIONS FOR MI EMPLOYEE BENEFIT AWARDS
                   ------------------------------------------

            Section 5.01.  Treatment of MI Employee Benefit Awards in the
                           ----------------------------------------------
  Distribution.  Host Marriott has issued to persons who were formerly employed
  ------------
  by Host Marriott and/or Subsidiaries of Host Marriott and who, in connection with the MI Distribution, became employees of Marriott International and/or its subsidiaries, (i) options to purchase Host Marriott Common Stock (the "MI
                                                                             --
  Employee Options") and (ii) deferred shares of Host Marriott Common Stock (the
  ----------------
  "MI Deferred Stock").  In connection with the Distribution and pursuant to the
   -----------------
  Employee Benefits Allocation Agreement, Host Marriott will adjust (the "Adjustment") the MI Employee Options such that the exercise price of the MI Employee Options will be reduced and the number of shares of Host Marriott Common Stock issuable upon exercise of the MI Employee Options will be increased in order to reflect the effects of the Distribution, and the MI Deferred Stock such that the number of shares of MI Deferred Stock will be increased in order to reflect the effects of the Distribution. In light of these adjustments, and in order that Services may assume its proportionate share of the obligations evidenced by the MI Employee Options and MI Deferred Stock outstanding prior to the Distribution, Services has agreed to comply with the provisions of this Article V.

            Section 5.02.  Services Reimbursement Obligation.
                           ---------------------------------

            (a) Within 10 days after the end of each fiscal year following the Distribution Date (commencing with fiscal year 1996), Host Marriott will deliver to Services (i) a statement (the "Statement") showing the number of
                                            ---------
  shares of MI Deferred Stock vested, and the number of MI Employee Options exercised, during the preceding fiscal year (and, in the case of the Statement for fiscal year 1996, during any portion of fiscal year 1995 following the Distribution Record Date) and a calculation of the aggregate exercise price paid upon exercise of such options (the shares of MI Deferred Stock vested during the period covered by such Statement being referred to herein as "Vested MI Deferred Stock," the MI Employee Options exercised during the
   ------------------------
  period covered by such Statement being referred to herein as the "Exercised MI
                                                                    ------------
  Options," and the aggregate exercise price for such Exercised MI Options being
  -------
  referred to herein as the "Annual Aggregate Exercise Price") and (ii) an
                             -------------------------------
  amount in cash equal to the Services Allocable Exercise Price for such Exercised MI Options, where the "Services Allocable Exercise Price" equals the
                                   ---------------------------------
  Annual Aggregate Exercise Price for the period covered by a Statement multiplied by the Services Applicable Percentage.
  -------------

            (b) Within 10 days following receipt of such Statement, Services shall select one of the following alternatives (by making the appropriate notifications and deliveries set forth in Section 5.02(c) below):

                 (i) Services shall issue to Host Marriott a number of shares of
            Services Common Stock (the "Services MI Shares") equal to (x) one-
                                        ------------------
            fifth of the aggregate number of shares of Host Marriott Common Stock comprising Vested MI Deferred Stock and issued pursuant to the Exercised MI Options multiplied by (y) the
                                 -------------

            Pre-Adjustment Percentage. The "Pre-Adjustment Percentage" shall
                                            -------------------------
            mean the result of the following calculation expressed as a percentage: (i) the aggregate number of shares of Host Marriott Common Stock issuable under the MI Employee Options outstanding immediately prior to the Adjustment (whether or not then vested)

            divided by (ii) the aggregate number of shares of Host Marriott
            ------- --
            Common Stock issuable under the MI Employee Options immediately following the Adjustment.

                                       OR
                                       --

                 (ii) Services shall pay to Host Marriott, in cash, an amount equal to the number of Services MI Shares multiplied by the Services Year-End Stock Price. "Services Year-End Stock Price" shall mean
                                    -----------------------------

            the Sale Price of the Services Common Stock for the last Trading Day of the fiscal year to which the Statement relates.

            (c) In the event that Services elects the alternative set forth in subparagraph (i) of Section 5.02(b) ("Alternative I"), Services shall so
                                        -------------
  notify Host Marriott and deliver to Host Marriott certificates for the shares of Services Common Stock to be issued to Host Marriott pursuant to Alternative
  I. In the event that Services elects the alternative set forth in subparagraph (ii) of Section 5.02(b) ("Alternative II"), Services shall notify
                                         --------------
  Host Marriott and deliver to Host Marriott payment of the amount set forth in subparagraph (ii) of Section 5.02(b).

            Section 5.03.  Disposition of Services Common Stock; Registration
                           --------------------------------------------------
  Rights; Voting Agreement.  The parties acknowledge that it is Host Marriott's
  ------------------------
  intention to dispose of any shares
  of Services Common Stock received by it pursuant to Services' election of Alternative I (as set forth in Section 5.02 above) as soon as practicable following Host Marriott's receipt of such shares. The parties also acknowledge and agree, however, that it would not be in the best interests of either Host Marriott or Services for Host Marriott to dispose of such shares in a manner that would adversely affect the market value of Services Common Stock. Accordingly, the parties have agreed to the following provisions governing Host Marriott's disposition of shares of Services Common Stock received by it pursuant to this Article V:

                 (a) Services shall not elect Alternative I unless, at the time such election is made, there is an effective registration statement under the Securities Act and, if necessary, under any state "blue sky" securities laws, covering, and any other necessary approvals obtained in respect of, (i) the distribution by Services to Host Marriott of the Services Common Stock to be issued to Host Marriott pursuant to Alternative I and (ii) the subsequent resale by Host Marriott of such shares. Services shall use its reasonable best efforts to keep such approvals or registration statements effective for the longer of (i) 120 days or (ii) the period required for Host Marriott to dispose of such shares consistent with the requirements of subparagraph (b) below.

                 (b) Host Marriott shall dispose of the shares of Services
            Common Stock received by it as promptly as practicable, consistent with the purpose and intent of this Section 5.03.

                 (c) In the event that Host Marriott holds any shares of
            Services Common Stock received by it under this Section 5.03 at a time when a vote of the holders of Services Common Stock is required as to any matter, Host Marriott will vote the shares of Services Common Stock held by it in the same proportionate manner as all other holders of Services Common Stock entitled to vote on such matter, viewed as a whole (the "Other Services Stockholders"), it
                                            ---------------------------
            being the intention of the parties that Host Marriott will not use its ownership of Services Common Stock received under this Section
            5.03 to affect the management or policies of Services. (For example, if Host Marriott holds 1,000 shares of Services Common Stock received under this Section 5.03, and if 57% of the Other Services Stockholders vote in favor of a proposal submitted to the holders of the Services Common Stock, Host Marriott will be deemed to have voted 570 shares in favor of such proposal.)


                                  ARTICLE VI.

                                THE DISTRIBUTION
                                ----------------

            Section 6.01.  Cooperation Prior to the Distribution.
                           -------------------------------------
            (a) Services and Host Marriott shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof which are appropriate to reflect the establishment of, or amendments to, any employee benefit plans and other plans contemplated by the Employee Benefits Allocation Agreement.

            (b) Services and Host Marriott shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement and the Related Agreements.

            (c) Services and Host Marriott shall use all reasonable efforts to obtain any third-party consents or approvals necessary or desirable in connection with the transactions contemplated hereby ("Consents").
                                                         --------
            (d) Services and Host Marriott will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable law, to consummate the transactions contemplated under this Agreement and the Related Agreements.

            Section 6.02.  Host Marriott Board Action; Conditions Precedent to
                           ---------------------------------------------------
the Distribution.  The Host Marriott Board shall, in its discretion, establish
----------------
  any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall have been satisfied:

            (i) the transactions contemplated by Section 2.01 shall have been consummated in all material respects;

            (ii) the Services Board, comprised as contemplated by Section 8.01, shall have been elected by Host Marriott, as sole stockholder of Services, and the Services Certificate and Services Bylaws shall have been adopted and shall be in effect;

            (iii) the Ruling Request shall have been granted in form and substance satisfactory to the Host Marriott Board, in its sole discretion;

            (iv) Host Marriott shall have received the opinion of American Appraisal Associates substantially in the form of Exhibit L and such opinion shall not have been withdrawn;

            (v) Host Marriott shall have received the opinion of James D. Wolfensohn Incorporated substantially in the form of Exhibit M and such opinion shall not have been withdrawn;

            (vi) the Registration Statement on Form 10 under the Securities Exchange Act of 1934 filed by Services shall have been declared effective by the Commission; and

            (vii) Services and Host Marriott shall have entered into the Related Agreements;

  provided, however, that (x) any such condition may be waived by the Host
  --------  -------
  Marriott Board in its sole discretion, and (y) the satisfaction of such conditions shall not create any obligation on the part of Host Marriott or any other party hereto to effect the Distribution or in any way limit Host Marriott's power of termination set forth in Section 11.07 or alter the consequences of any such termination from those specified in such Section.

            Section 6.03.  The Distribution. On the Distribution Date, subject
                           ----------------
  to the conditions and rights of termination set forth in this Agreement, Host Marriott shall deliver to the Agent a share certificate representing all of the then outstanding shares of Services Common Stock owned by Host Marriott and shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, such Services Common Stock to the Holders. Services agrees to provide all share certificates that the Agent shall require in order to effect the Distribution.


                                  ARTICLE VII.

                                INDEMNIFICATION
                                ---------------

            Section 7.01.  Indemnification by Host Marriott.  Except as
                           --------------------------------
  otherwise expressly set forth in a Related Agreement, Host Marriott shall indemnify, defend and hold harmless

  Services and each of the Operating Group Subsidiaries, and each of their respective directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "Services Indemnitees") from and against the Real Estate Group Liabilities and
   --------------------
  any and all losses, Liabilities, damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "Services Indemnifiable Losses" and, individually, a
                          -----------------------------
  "Services Indemnifiable Loss") of the Services Indemnitees arising out of or
   ---------------------------
  due to the failure or alleged failure of Host Marriott, any Real Estate Group Subsidiary, or any of their Affiliates to (i) pay, perform or otherwise discharge in due course any of the Real Estate Group Liabilities, or (ii) comply with the provisions of Section 8.04. To the extent that counsel is provided to Services under this Indemnification, such counsel shall be selected by Host Marriott and such counsel may include its in-house corporate counsel.

            Section 7.02.  Indemnification by Services.  Except as otherwise
                           ---------------------------
  expressly set forth in a Related Agreement, Services shall indemnify, defend and hold harmless Host Marriott and each of the Real Estate Group Subsidiaries, and each of their directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "Host Marriott Indemnitees") from and against the Operating
                      -------------------------
  Group Liabilities and any and all losses, Liabilities, damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions

  (collectively, "Host Marriott Indemnifiable Losses" and, individually, a "Host
                  ----------------------------------                        ----
  Marriott Indemnifiable Loss") of the Host Marriott Indemnitees arising out of
  ---------------------------
  or due to the failure or alleged failure of Services, any Operating Group Subsidiaries, or any of their Affiliates to (i) pay, perform or otherwise discharge in due course any of the Operating Group Liabilities or (ii) comply with the provisions of Section 8.04. The "Services Indemnifiable Losses" and the "Host Marriott Indemnifiable Losses" are collectively referred to as the

  "Indemnifiable Losses."  To the extent that counsel is provided to Host
   --------------------
  Marriott under this Indemnification, such counsel shall be selected by Services and such counsel may include its in-house corporate counsel.

            Section 7.03.  Insurance Proceeds.  The amount which any party (an
                           ------------------
  "Indemnifying Party") is or may be required to pay to any other Person (an
   ------------------
  "Indemnitee") pursuant to Section 7.01 or Section 7.02 shall be reduced
   ----------
  (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in reduction of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds, or other amounts in respect of such Indemnifiable Loss as specified above, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received.

            Section 7.04.  Procedure for Indemnification.
                           -----------------------------
            (a) Except as may be set forth in a Related Agreement, if an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including, without limitation, any governmental entity) who is not a party to this Agreement or to any of the Related Agreements of any claim or of the commencement by any such Person of any Action with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement (a "Third-Party Claim"), such Indemnitee shall give such
                     -----------------
  Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; provided, that the failure of any Indemnitee to give
                          --------
  notice as required by this Section 7.04 shall not relieve the Indemnifying Party of its obligations under this Article VII, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by such Indemnitee.

            (b) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third-Party Claim, provided that the Indemnifying Party must confirm in writing that it agrees that the Indemnitee is entitled to indemnification hereunder in respect of such Third-Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with
  Section 7.04(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify the Indemnitee of its election within 30 days after receipt of such notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim), and such Indemnitee shall cooperate in the defense or settlement or compromise of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume responsibility for a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article VII for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; provided, that if the defendants in any
                                       --------
  such claim include both the Indemnifying Party and one or more Indemnitees and in such Indemnitees' reasonable judgment a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for a Third-Party Claim (which election may be made only in the event of a good faith dispute that a claim was inappropriately tendered under Section 7.01 or 7.02, as the case may be) such Indemnitee may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim. Notwithstanding the foregoing, an Indemnitee may not settle or compromise any claim without prior written notice to the Indemnifying Party, which shall have the option within ten days following the receipt of such notice (i) to disapprove the settlement and assume all past and future responsibility for the claim, including reimbursing the Indemnitee for prior expenditures in connection with the claim, or (ii) to disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith, or (iii) to approve the amount of the settlement, reserving the Indemnifying Party's right to contest the Indemnitee's right to indemnity, or (iv) to approve and agree to pay the settlement. In the event the Indemnifying Party makes no response to such written notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected option
  (ii).

            (c) If an Indemnifying Party chooses to defend or to seek to compromise any Third-Party Claim, the Indemnitee shall make available to such Indemnifying Party any personnel and any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense.

            (d) Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 15 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

            (e) In addition to any adjustments required pursuant to Section 7.03, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

            (f) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

            Section 7.05.  Remedies Cumulative.  The remedies provided in this
                           -------------------
  Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

            Section 7.06.  Survival of Indemnities.  The obligations of each of
                           -----------------------
  Services and Host Marriott under this Article VII shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Loss of the other related to such assets, businesses or Liabilities.


                                 ARTICLE VIII.

                           CERTAIN ADDITIONAL MATTERS
                           --------------------------

            Section 8.01.  Services Board.  Services and Host Marriott shall
                           --------------
  take all actions which may be required to constitute, effective as of the Distribution Date, the following persons as the directors of Services: J.W. Marriott, Jr., Richard E. Marriott, William W. McCarten, William J. Shaw (Chairman), Andrew J. Young, Rosemary M. Collyer, Gilbert T. Ray and
  R. Michael McCullough.

            Section 8.02.  Resignations; Host Marriott Board.
                           ---------------------------------
            (a) Services shall cause all of its directors and Operating Group Employees to resign, effective as of the Distribution Date, from all boards of directors or similar governing bodies of Host Marriott or any of its Subsidiaries on which they serve, and from all positions as officers or employees of Host Marriott or any of its Subsidiaries in which they serve, except that (i) J. W. Marriott, Jr. shall serve as a director of both Services and Host Marriott and (ii) Richard E. Marriott shall serve as both a director of Services and as Chairman of Host Marriott. Host Marriott shall cause all of its directors and the Real Estate Group Employees to resign from all boards of directors or similar governing bodies of Services or any of its Subsidiaries on which they serve, and from all positions as officers or employees of Services or any of its Subsidiaries in which they serve, except to the extent specified in the preceding sentence.

          Section 8.03.  Certificate and Bylaws.  On or prior to the
                         ----------------------
  Distribution Date, Services shall adopt the Services Certificate and the Services Bylaws, and shall file the Services Certificate with the Secretary of State of the State of Delaware. Host Marriott shall provide all necessary shareholder approvals for the Services Certificate prior to the filing of the Services Certificate with the Secretary of State of the State of Delaware.

          Section 8.04.  Certain Post-Distribution Transactions.
                         --------------------------------------

          (a) Services.  (i) Services shall, and shall cause each of the
              --------
  Operating Group Subsidiaries to, comply with each representation and statement made, or to be made, to any taxing authority in connection with the IRS Ruling or any other ruling obtained, or to be obtained, by Services and Host Marriott acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement; and (ii) until the second anniversary of the Distribution Date, neither Services nor any of its Subsidiaries shall (A) make a material disposition, by means of a sale or exchange of assets or capital stock, a distribution to stockholders or otherwise, of any substantial portion of its assets, (B) repurchase or issue any Services capital stock (other than stock issued pursuant to employee plans or to Host Marriott pursuant to Article V hereof), or (C) in the case of Services, cease the active conduct of a material portion of its business independently, with its own employees and without material change, unless, in each of cases (A), (B) and (C), in the opinion of counsel to Services, which opinion shall be reasonably satisfactory to Host Marriott, or pursuant to a favorable supplemental ruling letter reasonably satisfactory to Host Marriott, such act or omission would not adversely affect the tax consequences of the Distribution to Host Marriott or the stockholders of Host

  Marriott, as set forth in any ruling issued by any taxing authority; and Services has no present intention to take any such actions.

            (b) Host Marriott.  (i) Host Marriott shall, and shall cause each of
                -------------
  the Real Estate Group Subsidiaries to comply with each representation and statement made, or to be made, to any taxing authority in connection with the IRS Ruling or any other ruling obtained, by Services and Host Marriott acting together, from any such taxing authority with respect to any transaction contemplated by this Agreement; and (ii) until the second anniversary of the Distribution Date, neither Host Marriott nor any of its Subsidiaries shall (A) make a material disposition, by means of a sale or exchange of assets or capital stock, a distribution to stockholders or otherwise, of any substantial portion of its assets (other than the Operating Group Assets in connection with the Distribution, transactions effected in contemplation thereof or the sale of Host Marriott's Courtyard by Marriott and Residence Inn hotel properties), (B) repurchase any capital stock of Host Marriott (other than stock issued pursuant to employee plans), or (C) in the case of Host Marriott, cease the active conduct of a material portion of its business independently, with its own employees and without material change, unless, in each of cases
  (A), (B) and (C), in the opinion of counsel to Host Marriott, which opinion shall be reasonably satisfactory to Services, or pursuant to a favorable supplemental ruling letter reasonably satisfactory to Services, such act or omission would not adversely affect the tax consequences of the Distribution to Services or the stockholders of Services, as set forth in any ruling issued by any taxing authority; and Host Marriott has no present intention to take any such actions.

            Section 8.05.  Services Rights Plan.  Prior to the Distribution
                           --------------------
  Date, the Services Board may elect, in its sole discretion, to recommend that Services adopt a shareholder rights plan (the "Services Rights Plan").  The Services Rights Plan will be
             --------------------
  substantially similar to the Host Marriott Rights Plan and will provide for the distribution of preferred share purchase rights ("Services Rights") with
                                                        ---------------
  respect to each share of Services Common Stock. The Services Rights will be attached to the Services Common Stock and will not be exercisable, or transferable apart from the Services Common Stock, unless and until certain events occur. If certain events occur relating to the acquisition by an acquiring person of Services Common Stock, or a merger or other combination of Services with an acquiring person, the Services Rights will entitle holders (other than the acquiring person) to purchase either Services Common Stock or common stock of the acquiring person at a discount. The specific terms of the Services Rights will be determined by the Board of Directors of Services consistent with the description thereof in the Information Statement.

          Section 8.06.   Use of the "Host" Name and the Host Marriott Logo.
                          -------------------------------------------------
  Notwithstanding anything to the contrary in this Agreement (including the conveyance to Services of the Transferred Intellectual Property) or in any Related Agreement, the parties hereto agree that Host Marriott shall retain the right to use the name "Host" without limitation or expiration and the right to use the Host Marriott Logo for a period of 18 months following the Distribution. At the end of 18 months, if Host Marriott has a good faith need to continue the use of the Host Marriott Logo, it may request Services to consent to an additional 12 months, such consent by Services not to be unreasonably withheld.

                                    ARTICLE IX.

                       ACCESS TO INFORMATION AND SERVICES
                       ----------------------------------

            Section 9.01.  Provision of Corporate Records.
                           ------------------------------
            (a) Except as may otherwise be provided in a Related Agreement, Host Marriott shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at Services' cost) to Services of the Services Books and Records in its possession, except to the extent such items are already in the possession of Services or a Services Subsidiary. The Services Books and Records shall be the property of Services, but shall be available to Host Marriott for review and duplication until Host Marriott shall notify Services in writing that such records are no longer of use to Host Marriott.

            (b) Except as otherwise provided in a Related Agreement, Services shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at Host Marriott's cost) to Host Marriott of the Host Marriott Books and Records in its possession, except to the extent such items are already in the possession of Host Marriott. The Host Marriott Books and Records shall be the property of Host Marriott, but the Host Marriott Books and Records that reasonably relate to the Operating Group Business shall be available to Services for review and duplication until Services shall notify Host Marriott in writing that such records are no longer of use to Services.

            Section 9.02.  Access to Information.
                           ---------------------

            Except as otherwise provided in a Related Agreement, from and after the Distribution Date, Host Marriott shall afford to Services and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information relating to pre-Distribution operations (collectively, "Information") within Host
                                                 -----------
  Marriott's possession insofar as such access is reasonably required by Services for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Similarly, except as otherwise provided in a Related Agreement, Services shall afford to Host Marriott and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Services's possession, insofar as such access is reasonably required by Host Marriott for the conduct of its business, subject to appropriate restrictions for classified or Privileged Information. Information may be requested under this Article IX for the legitimate business purposes of either party, including without limitation, audit, accounting, claims (including claims for indemnification hereunder), litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. The parties hereby agree that Services shall also grant to Host Marriott reasonable access to the computer systems maintained by Services after the Distribution that contain data and other information reasonably related to the Real Estate Group Assets or the Real Estate Group Business, for purposes of review and retrieval of such data (including the generation of reports containing such data). Host Marriott agrees to reimburse Services for the reasonable costs of the use of such computer systems.

            Section 9.03.  Production of Witnesses.  At all times from and after
                           -----------------------
  the Distribution Date, each of Services and Host Marriott shall use reasonable efforts to make available to the other, upon written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

            Section 9.04.  Reimbursement.  Except to the extent otherwise
                           -------------
  contemplated in any Related Agreement, a party providing Information or witness services to the other party under this Article IX shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments of such amounts, relating to supplies, disbursements and other out-of-pocket expenses (at cost) and direct and indirect expenses of employees who are witnesses or otherwise furnish assistance (at cost), as may be reasonably incurred in providing such Information or witness services.

            Section 9.05.  Retention of Records.  Except as otherwise required
                           --------------------
  by law or agreed to in a Related Agreement or otherwise in writing, each of Services and Host Marriott may destroy or otherwise dispose of any of the Information, which is material Information and is not contained in other Information retained by Host Marriott or Services, as the case may be, at any time after the tenth anniversary of this Agreement, provided that, prior to such destruction or disposal, (a) it shall provide no less than 90 or more than 120 days prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

            Section 9.06.  Confidentiality.  Each of Host Marriott and its
                           ---------------
  Subsidiaries on the one hand, and Services and its Subsidiaries on the other hand, shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information has been (i) in the public domain through no fault of such party or (ii) later lawfully acquired from other sources by such party), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, rating agencies, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as reasonably advised by its counsel, by other requirements of law, or unless such Information is reasonably required to be disclosed in connection with (x) any litigation with any third-parties or litigation between the Host Marriott Group and the Services Group, (y) any contractual agreement to which the Host Marriott Group or the Services Group are currently parties, or (z) in exercise of either party's rights hereunder.

            Section 9.07.  Privileged Matters.  Services and Host Marriott
                           ------------------
  recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of both the Host Marriott Group and the Services Group and that both the Host Marriott Group and the Services Group should be deemed to be the client for the purposes of asserting all Privileges. To allocate the interests of each party in the Privileged Information, the parties agree as follows:

            (a) Host Marriott shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the

  Real Estate Group, whether or not the Privileged Information is in the possession of or under the control of Host Marriott or Services. Host Marriott shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting Real Estate Group Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Host Marriott, whether or not the Privileged Information is in the possession of or under the control of Host Marriott or Services.

            (b) Services shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Operating Group, whether or not the Privileged Information is in the possession of or under the control of Host Marriott or Services. Services shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting Operating Group Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Services, whether or not the Privileged Information is in the possession of or under the control of Host Marriott or Services.

            (c) Services and Host Marriott agree that they shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions in this Section 9.07, with respect to all Privileges not allocated pursuant to the terms of Sections 9.07(a) and (b). All Privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both Services and Host Marriott or in respect of which both Services and Host Marriott retain any responsibility or liability under this Agreement, shall be subject to a shared Privilege.

            (d) No party may waive any Privilege which could be asserted under any applicable law, and in which the other party has a shared Privilege, with out the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties or as provided in subsection (e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after written notice upon the other party requesting such consent.

            (e) In the event of any litigation or dispute between a member of the Host Marriott Group and a member of the Services Group, either party may waive a Privilege in which the other party has a shared Privilege, without obtaining the consent of the other party, provided that such waiver of a shared Privilege shall be effective only as to the use of Information with respect to the litigation or dispute between the Host Marriott Group and the Services Group, and shall not operate as a waiver of the shared Privilege with respect to third-parties.

            (f) If a dispute arises between the parties regarding whether a Privilege should be waived to protect or advance the interest of either party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other party, and shall not unreasonably withhold consent to any request for waiver by the other party. Each party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

            (g) Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a shared Privilege or as to which the other party has the sole right hereunder to assert a Privilege, or if any party obtains knowledge that any of its current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 7.07 or otherwise to prevent the production or disclosure of such Privileged Information.

            (h) The transfer of the Services Books and Records and the Host Marriott Books and Records and other Information between Host Marriott and its Subsidiaries and Services and its Subsidiaries is made in reliance on the agreement of Services and Host Marriott, as set forth in Sections 9.06 and 9.07, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges. The access to information being granted pursuant to Sections 9.01 and 9.02 hereof, the agreement to provide witnesses and individuals pursuant to Section 9.03 hereof and the transfer of Privileged Information between Host Marriott and its Subsidiaries and Services and its Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.


                                   ARTICLE X.

                                   INSURANCE
                                   ---------

            Section 10.01.  Policies and Rights Included Within the Operating
                            -------------------------------------------------
  Group Assets.  Without limiting the generality of the definition of the
  ------------
  Operating Group Assets or the effect of Section 2.01, the Operating Group Assets shall include (a) any and all rights of an insured party under each of the Shared Policies, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution

  Date by any party in or in connection with the conduct of the Operating Group or, to the extent any claim is made against Services or any of its Subsidiaries, the Real Estate Group, and which injuries, losses, liabilities, damages and expenses may arise out of insured or insurable occurrences or events under one or more of the Shared Policies; provided, however, that
                                                   --------  -------
  nothing in this clause shall be deemed to constitute (or to reflect) the assignment of the Shared Policies, or any of them, to Services and (b) the Operating Group Policies.

            Section 10.02.  Post-Distribution Date Claims.
                            -----------------------------
            (a) If, subsequent to the Distribution Date, any person, corporation, firm or entity shall assert a claim against Services or any of its Subsidiaries with respect to any injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Distribution Date in, or in connection with, the conduct of the Operating Group Business or, to the extent any claim is made against Services or any of its Subsidiaries, the Real Estate Group Business, and which injury, loss, liability, damage or expense may arise out of insured or insurable occurrences or events under one or more of the Shared Policies, Host Marriott shall at the time such claim is asserted be deemed to assign, without need of further documentation, to Services any and all rights of an insured party under the applicable Shared Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer; provided, however, that nothing in this sentence
                          --------  -------
  shall be deemed to constitute (or to reflect) the assignment of the Shared Policies, or any of them, to Services.

            (b) If, subsequent to the Distribution Date, any person, corporation, firm or entity shall assert a claim against Host Marriott or any of its Subsidiaries with respect to any injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the

  Distribution Date and which injury, loss, liability, damage or expense may arise out of insured or insurable occurrences or events under one or more of the Operating Group Policies, Services shall at the time such claim is asserted be deemed to assign, without need of further documentation, to Host Marriott any and all rights of an insured party under the applicable Operating Group Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer; provided, however, that nothing in this sentence shall be deemed to
           --------  -------
  constitute (or to reflect) the assignment of such Operating Group Policy to Host Marriott.

            Section 10.03.  Administration and Reserves.
                            ---------------------------
            (a) Notwithstanding the provisions of Article III, but subject to any contrary provisions of any Related Agreement, from and after the Distribution Date:

                 (i) Services shall be entitled to any reserves established by Host Marriott or any of its Subsidiaries, or the benefit of reserves held by any insurance carrier, with respect to the Operating Group Liabilities; and

                 (ii) Host Marriott shall be entitled to any reserves established by Host Marriott or any of its Subsidiaries, or the benefit of reserves held by any insurance carrier, with respect to the Real Estate Group Liabilities.

            (b) Insurance Premiums.  Services shall have the right but not the
                ------------------
  obligation to pay the premiums, to the extent that Host Marriott does not pay premiums with respect to Real Estate Group Liabilities (retrospectively-rated or otherwise), with respect to Shared Policies and the Operating Group Policies, as required under the terms and conditions of the respective Policies, whereupon Host Marriott shall forthwith reimburse Services for that portion of such premiums paid by Services as are attributable to the Real Estate Group Liabilities. Host

  Marriott shall provide continued coverage under its director and officer liability insurance policy for a period of not less than one year for acts which took place or were alleged to have taken place prior to the Distribution Date covering persons who were directors and officers of Host Marriott prior to the Distribution Date. Fifty percent of the additional premiums, if any, for such coverage shall be reimbursed by Services within 15 days of the Distribution Date. Such coverage for director and officer liability insurance shall not be discontinued by Host Marriott without the consent of Services, which consent shall not be unreasonably withheld.

            (c) Allocation of Insurance Proceeds.  Insurance Proceeds received
                --------------------------------
  with respect to claims, costs and expenses under the Policies shall be paid to Services with respect to the Operating Group Liabilities and to Host Marriott with respect to the Real Estate Group Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from the liability policies will be made to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Policies are exceeded, the parties agree to provide an equitable allocation of Insurance Proceeds received after the Distribution Date based upon their respective bona fide claims. The parties agree to use their best efforts to cooperate with respect to insurance matters.

            Section 10.04.  Agreement for Waiver of Conflict and Shared Defense.
                            ---------------------------------------------------
  In the event that Insured Claims of both Services and Host Marriott exist relating to the same occurrence, Services and Host Marriott agree to jointly defend and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this paragraph shall be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

                                  ARTICLE XI.

                                 MISCELLANEOUS
                                 -------------

            Section 11.01.  Complete Agreement; Construction.  This Agreement,
                            --------------------------------
  including the Schedules and Exhibits and the Related Agreements and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Related Agreements, then the Related Agreements shall control.

            Section 11.02.  Expenses.  Except as otherwise set forth in this
                            --------
  Agreement or any Related Agreement, all costs and expenses in connection with the preparation, execution, delivery and implementation of this Agreement and the Distribution and with the consummation of the transactions contemplated by this Agreement shall be charged to the party for whose benefit the expenses are incurred, with any expenses which cannot be allocated on such basis to be split equally between the parties.

            Section 11.03.  Governing Law.  This Agreement shall be governed by
                            -------------
  and construed in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of laws thereof.

            Section 11.04.  Notices.  All notices and other communications
                            -------
  hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

            To Services:

               Host Marriott Services Corporation
               10400 Fernwood Road
               4th Floor
               Bethesda, Maryland  20817
               Attention:  Joe P. Martin
                           Senior Vice President and General Counsel

            To Host Marriott:

               Host Marriott Corporation
               10400 Fernwood Road
               5th Floor
               Bethesda, Maryland  20817
               Attention:  Stephen J. McKenna
                           Executive Vice President and General Counsel

            Section 11.05.  Amendments.  This Agreement may not be modified or
                            ----------
  amended except by an agreement in writing signed by the parties.

            Section 11.06.  Successors and Assigns.  This Agreement and all of
                            ----------------------
  the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

            Section 11.07.  Termination.  This Agreement may be terminated and
                            -----------
  the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Host Marriott Board without the approval of Services or of Host Marriott's stockholders. In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement.

            Section 11.08.  Subsidiaries.  Each of the parties hereto shall
                            ------------
  cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

            Section 11.09.  No Third-Party Beneficiaries.  Except for the
                            ----------------------------
  provisions of Article VII relating to Indemnities, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third-parties any remedy, claim, claim of action or other right in excess of those existing without reference to this Agreement.

            Section 11.10.  Titles and Headings.  Titles and headings to
                            -------------------
  sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            Section 11.11.  Exhibits and Schedules.  The Exhibits and Schedules
                            ----------------------
  shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

            Section 11.12.  Legal Enforceability.  Any provision of this
                            --------------------
  Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

            Section 11.13.  Arbitration of Disputes. (a)  Any controversy or
                            -----------------------
  claim arising out of this Agreement, or any breach of this Agreement, including any controversy relating to a determination of whether specific assets constitute Operating Group Assets or Real Estate Group Assets or whether specific Liabilities constitute Operating Group Liabilities or Real Estate Group Liabilities, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then in effect, as modified by this Section 11.13 or by the further agreement of the parties.

            (b) Such arbitration shall be conducted in Montgomery County, Maryland.

            (c) Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

            (d) Nothing contained in this Section 11.13 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement or (ii) for specific enforcement of this Section
  11.13. The parties agree that any legal remedy available to a party with respect to a breach of this Section 11.13 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 11.13.

            (e) The Parties hereby consent to the jurisdiction of the federal courts located in the State of Maryland for all purposes under this Agreement.

            (f) Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by law.

            (g) Each party shall bear its own costs incurred in the arbitration. If either party refuses to submit to arbitration any dispute required to be submitted to arbitration pursuant to this Section 11.13, and instead commences any other proceeding, including, without limitation, litigation, then the party who seeks enforcement of the obligation to arbitrate shall be entitled to its attorneys' fees and costs incurred in any such proceeding.

            Section 11.14.  Prompt Payment.  Where the terms of this Agreement
                            --------------
  require payment of an amount "as promptly as possible," "as soon as practicable," or "as soon as possible," following a specified event, occurrences or date, such payment shall be made within five (5) business days of such event, occurrence or date.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                       HOST MARRIOTT CORPORATION



                                       By:    /s/ Christopher G. Townsend
                                          -----------------------------------
                                       Title:  Senior Vice President
                                             --------------------------------



                                       HOST MARRIOTT SERVICES CORPORATION



                                       By:    /s/ Joe P. Martin
                                          -----------------------------------
                                       Title:  Senior Vice President
                                             --------------------------------

                               INDEX OF EXHIBITS


  Exhibit A  Amended MI Distribution Agreement

  Exhibit B  Employee Benefits Allocation Agreement

  Exhibit C  Host Marriott Logo

  Exhibit D  Host Marriott Pro Forma Balance Sheet

  Exhibit E  License Agreement

  Exhibit F  Services Bylaws

  Exhibit G  Services Certificate

  Exhibit H  Services Noncompetition Agreement

  Exhibit I  Services Pro Forma Balance Sheet

  Exhibit J  Supplemental Warrant Agreement

  Exhibit K  Tax Sharing Agreement

  Exhibit L  Transitional Service Agreement

  Exhibit M  Opinion of American Appraisal Associates

  Exhibit N  Opinion of James D. Wolfensohn Incorporated

                                SCHEDULE 1.01(a)

                             Assigned MI Agreements

                                SCHEDULE 1.01(b)

                       Transferred Intellectual Property

                                SCHEDULE 1.01(c)

                            Transferred Subsidiaries



                                      64